Exhibit 99.(j)(9)

February 26, 2025

First Eagle Funds

1345 Avenue of the Americas

New York, NY 10105

Ladies and Gentlemen:

Re: First Eagle Funds

We have acted as special Delaware counsel for First Eagle Funds, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

(a)	A certified copy of the Certificate of Trust of the Trust which was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 22, 2004, as amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on February 24, 2012, as further amended by the amended and restated certificate of trust of the Trust which was filed with the Secretary of State on March 5, 2014, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on April 3, 2014, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on January 9, 2017, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on February 21, 2020, as further amended by the Amended and Restated Certificate of Trust of the Trust

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February 26, 2025

which was filed with the Secretary of State on April 14, 2021, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on September 9, 2021, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on May 31, 2022, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on March 1, 2023, as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on October 12, 2023, and as further amended by the Amended and Restated Certificate of Trust of the Trust which was filed with the Secretary of State on December 22, 2023 with an effective date of December 27, 2023 (as amended and restated, the “Certificate of Trust”);

(b)	The Agreement and Declaration of Trust of the Trust, dated as of April 22, 2004, by the trustees named therein, as amended and restated by the Amended and Restated Agreement and Declaration of Trust of the Trust, dated as of December 14, 2016, by the trustees named therein (the “Trust Agreement”);

(c)	The Amended and Restated By-laws of the Trust (the “By-laws”), as in effect on the date hereof as approved by the Board of Trustees of the Trust (the “Board”);

(d)	Post-Effective Amendment No. 117 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about February 26, 2025 with respect to the issuance of class C shares (the “Shares”) of beneficial interest in two series of the Trust designated as First Eagle Short Duration High Yield Municipal Fund and First Eagle Small Cap Opportunity Fund (together, the “Series”);

(e)	A certificate of the Secretary of the Trust with respect to certain matters including with respect to the Board’s approval of the issuance of the Shares, dated on or about the date hereof; and

(f)	A Certificate of Good Standing for the Trust, dated February 25, 2025, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein. In particular, we have not reviewed any document (other than the foregoing documents) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have

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conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement, the By-laws and the Certificate of Trust are in full force and effect and will not be amended in a manner material to the opinions expressed herein, (ii) except to the extent provided in paragraph 1 below, the due organization, due establishment or due formation, as the case may be, and valid existence in good standing of the Series of the Trust and of each party to the documents examined by us under the laws of the jurisdiction governing its organization, establishment or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Agreement and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the Shareholders in accordance with the Trust Agreement and as contemplated by the Registration Statement, and (viii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents. We note that Shareholders may be required to make certain payments provided for in Article IV Section 6 of the Trust Agreement.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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1. The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

This opinion may be relied upon by you in connection with the matters set forth herein, including in connection with the delivery of your legal opinion relating to the Shares.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statements. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

JWP/MMK